SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2015

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 27, 2015.  At the annual meeting, the following matters were submitted to a vote of the Company’s security holders with the results indicated:

Proposal 1 - Election of Directors

The following nominees were elected directors to serve as such for one year or until their successors have been duly elected and qualified:  Edward J. Quilty, Stephen T. Wills, CPA, MST, Srini Conjeevaram, Robert G. Moussa, Bruce F. Wesson, Brett Hewlett, Amy Paul and Samuel E. Navarro.  Details concerning the votes relative to each nominee are set forth below:

Nominee	For	Withheld	Broker Non-Votes

Edward J. Quilty	16,207,725	363,135	5,747,304
Stephen T. Wills, CPA, MST	16,138,281	432,579	5,747,304
Srini Conjeevaram	16,150,891	419,969	5,747,304
Robert G. Moussa	15,123,152	1,447,708	5,747,304
Bruce F. Wesson	15,042,001	1,528,859	5,747,304
Brett D. Hewlett	15,206,335	1,364,525	5,747,304
Amy Paul	16,137,766	433,094	5,747,304
Samuel E. Navarro	16,229,120	341,740	5,747,304

Proposal 2 - Advisory Vote on the Compensation of Named Executive Officers

Stockholders approved the 2014 compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2015. Details concerning the vote on proposal 2 are set forth below:

For	13,917,804
Against	2,269,005
Abstentions	384,051
Broker Non-Votes	5,747,304

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  Details concerning the vote on proposal 3 are set forth below:

For	22,278,215
Against	39,526
Abstentions	423
Broker Non-Votes	0

The Company solicited proxies relative to each of the foregoing proposals and, as to proposal 1, each nominee pursuant to Regulation 14A under the Securities Exchange Act of 1934.  No proxies were solicited in opposition to any of the proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Executive Vice President, Finance and Chief Financial Officer

Date:  May 29, 2015